Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Aphria Inc. of our report dated July 31, 2019 relating to the consolidated financial statements, which is filed as an exhibit to Aphria Inc.’s Annual Report on Form 40-F.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

August 22, 2019

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.